Exhibit 99.1

Masimo Announces Transition of Chief Technical Officer to Full-Time Chief Engineer

Irvine, California – December 18, 2009 – Masimo (NASDAQ: MASI), the inventor of Pulse CO-Oximetry and Measure-Through Motion and Low Perfusion pulse oximetry, announced today that Ammar Al-Ali, the Company’s Chief Technical Officer, will be transitioning from his current position to the full time position of Engineer Fellow, Chief Engineer of the Company. The transition will remove day-to-day management responsibility for the CTO office and allow Mr. Al-Ali to focus his efforts exclusively on the creation and development of new technologies and products for the Company.

Joe Kiani, Founder & CEO of Masimo, stated: “On behalf of the entire company, I thank Ammar for his years of service as Masimo’s Chief Technical Officer and the major contributions he has made during his tenure in this role. I am delighted that he will be moving into a new full-time role with the Company that will allow him to continue to help us meet our continuing mission of improving patient outcomes and reducing the cost of care by taking noninvasive monitoring to new sites and applications. Based on Ammar’s contributions to Masimo over the past 15 years, including his most recent role as CTO, we are very excited about the prospects that this new role presents for both Ammar and us.”

The transition is expected to occur on or about December 31, 2009. After December 31, 2009, Joe Kiani will serve as Masimo’s acting CTO while Masimo continues its search for a new Chief Technology Officer which has already begun.

About Masimo

Masimo (NASDAQ: MASI) develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced Masimo Rainbow SET® Pulse CO-Oximetry™, a breakthrough noninvasive blood constituent monitoring platform that can measure many blood constituents that previously required invasive procedures. Masimo Rainbow SET continuously and noninvasively measures total hemoglobin (SpHb™), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), PVI®, and acoustic respiration rate (RRa), in addition to oxyhemoglobin (SpO2), pulse rate (PR), and perfusion index (PI), allowing early detection and treatment of potentially life-threatening conditions. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including those discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Media Contacts:

Dana Banks

Masimo Corporation

+1 (949) 297-7348

Masimo, SET, Signal Extraction Technology, Improving Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpOC, SpCO, SpMet, PVI, RRa, Radical-7, Rad-87, Rad-57,Rad-9, Rad-8, Rad-5,Pulse CO-Oximetry and Pulse CO-Oximeter are trademarks or registered trademarks of Masimo Corporation.